EXHIBIT 3.6
                            Digital Freedom Agreement

                          STRATEGIC ALLIANCE AGREEMENT


This agreement is made on September 15, 2003 by and between Gateway Access Solutions, Inc. having it principal place of business at 701 Bloom Street, Suite "C", Danville, PA 17821 and Digital Freedom having its principal place of business at 321 Spruce Street. Suite 200, Scranton PA 18503.

Gateway Access Solutions, Inc. is engaged in the delivery of high-speed wireless data services in various markets in Pennsylvania. Digital Freedom is engaged in providing Networking Services, Broadband Internet Services, ISP services and Access to various subscribers in the area. Therefore it is the purpose of this agreement to form a Strategic Alliance relationship whereby Digital Freedom can provide Gateway Access Solutions, Inc. products, services and support to subscribers in various areas as agreed to from time to time under the terms defined herein and provide Gateway Access Solutions other support services as may be agreed to from time to time.

The parties therefore agree that:

1) Duties and responsibilities Digital Freedom:

     a) Provides collocation space for Wireless PoP Equipment at Scranton location;
     b)   Provides all Internet connectivity for Scranton area customers;
     c) Provides roof access and space to mount microwave and wireless service antennas on their Scranton office building;
     d) Sells wireless services in the Scranton area under Digital Freedom brand name;
     e) Bills customers direct in Scranton coverage area and pays Gateway Access Solutions 50% of all recurring revenue, as defined in Gateway Access Solutions, Inc SOHO and Enterprise Pricing Matrix, by the 10th of the month following the month Digital Freedom receives payment;
     f) Issues sales/work orders to Gateway Access Solutions for site surveys and installation services (Method TBD);
     g) Pays Gateway Access Solutions all installation fees for customers in Scranton coverage area;
     h) Provides all internet services to their customers in Scranton coverage area;
     i) Acts as a reseller for Gateway Access Solutions, Inc. wireless products and services in specific coverage areas as defined in Exhibit "A";
     j) Conducts marketing/sales programs on a cobrand basis in Reseller coverage areas;
     k) Has subscribers sign Gateway Access Solutions, Inc. sales contract for reseller sales;
     l) Provides front line wireless subscriber support services Help Desk for all coverage areas.
     m) Receives 30% commission on all monthly recurring revenue fees for reseller sales during term of agreement;
     n) Receives 10% commission on installation fees in Reseller coverage areas;
     o) Provides back up technical support services for PoP's in reseller coverage areas;
     p)   Implements marketing plans and operating plans as mutually agreed to;
     q) Provides Gateway Access Solutions, Inc. with 90 day rolling sales forecast monthly as agreed to;


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1) Duties and responsibilities Digital Freedom - continued

     r)   Provides site survey support as mutually agreed to;
     s) Immediately advises Gateway Access Solutions, Inc. of any market changes, problems or change in status or direction of Digital Freedom;

2) Duties and responsibilities Gateway Access Solutions, Inc.:

     a) Provides wireless delivery service to Digital Freedom subscribers on a 7X24 basis;
     b) Provides and maintains all wireless PoP equipment in all markets as agreed to;
     c)   Provides all technical support for wireless products and services;
     d)   Provide  wireless  delivery   bandwidth  control  to  Digital  Freedom
          wireless subscribers in reseller coverage areas as specified by sales contract;
     e)   Provides all connectivity in reseller coverage areas;
     f)   Maintains CPE inventory to support agreed to forecast;
     g)   Provides back up help desk support for wireless applications;
     h) Provides start up marketing support for launching agreed to marketing programs including advertising, PR, Mailers, Brochures and seminar support;
     i)   Provides ongoing sales support as requested by Digital Freedom;
     j)   Provides site survey services as mutually agreed to;
     k)   Provides site installation services as mutually agreed to;
     l)   Provides sales and support training to Digital Freedom personnel;
     m)   Conducts all of its business in its own name;
     n) Immediately advises Digital Freedom of any market changes, problems or change in status or direction of Gateway Access Solutions, Inc..;
     o) Designs and maintains its wireless PoP to meet industry standards of performance, availability and reliability.
     p) Expands wireless network to provide subscriber coverage for entire area as mutually agreed to;
     q) Provides Digital Freedom first right of refusal to market future products and services;
     r)   Provides  Digital  Freedom   opportunity  for  consideration  to  same
          agreement in any expansion areas planned.

3) Term; The term of this agreement shall be one year commencing on the effective date of this agreement and may be renewed for subsequent one year periods upon mutual agreement of Gateway Access Solutions, Inc. and Digital Freedom made not less than 60 days before the end of any term.

4) Warranties; Except as expressly provided in this agreement neither party to this Agreement makes no expressed or implied representations, or warranties, including any warranties regarding merchantability or fitness for a particular purpose. Under no circumstances shall either party be liable to the other for special, incidental, indirect, consequential, or similar damages.

5) Limitation of Liabilities; Liability to either party, if any, for damages arising out of its negligent provision of any service or failure to provide service, or for mistakes, omissions, interruptions, delays, errors, or defects in transmission during the course of furnishing services, shall in no event exceed the amount equivalent to charges for such services during the period affected by such negligence, or in which such mistakes, omissions, interruptions, delays, errors or defects in transmission occurred. Neither party shall be liable to the other for any act, omission to act, negligence, or defect in the quality of service of any underlying carrier or other service provider whose facilities or services are used in furnishing any portion of the services provided by both parties.

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6)   Hold Harmless;  Each party to this Agreement shall defend,  indemnify,  and hold harmless the other party, its officers and directors, employees, and agents from and against any and all lawsuits, claims, demands, penalties, losses, fines, liabilities, damages, and expenses (including attorney's fees) of any kind and nature, without limitation whatsoever, in connection with the each others operations and performance under this Agreement.

7)   Termination of Agreement;

     a) Default; In the event that either party shall default on making payments for services when due or breach any material covenant or undertaking contained in this Agreement and in the event that the defaulting party shall fail to remedy any such default or breach within (60) days from the date of written notice from one party to the other, then, and in the event, the other party shall have the right to terminate or cancel this Agreement forthwith upon written notice thereof.

     b) Insolvency; In the event that either party be adjudged insolvent or bankrupt, or upon the institution of any proceedings by or against it seeking relief, reorganization or arrangement under the laws relating to insolvency, or upon any assignment for the benefit of creditors, or upon the appointment of a Receiver, Liquidator or Trustees of any of its properties or assets, or upon liquidation, dissolution or winding up of its business, then in any such event this Agreement may forthwith be terminated or cancelled by the other parties hereto.

     c) Acquisition of Digital Freedom; In the event of the direct or indirect taking over or assumption of control of Digital Freedom of substantially all of its assets by any governmental authority or third party, Gateway Access Solutions, Inc. shall have the right to terminate or cancel this agreement at anytime thereafter upon giving written notice thereof to Digital Freedom, and upon giving such notice of termination or cancellation, this Agreement shall terminate forthwith.

     d) Acquisition of Gateway Access Solutions, Inc.; In the event of the direct or indirect taking over or assumption of control of Gateway Access Solutions, Inc. or substantially all of its assets by any governmental authority or third party, Digital Freedom shall have the right to terminate or cancel this agreement at anytime thereafter, upon giving of such notice of termination or cancellation, this Agreement shall terminate forthwith.

     e) Other Rights; Except as otherwise provided herein, termination or cancellation of this agreement shall terminate all further rights and obligations of Gateway Access Solutions, Inc. and Digital Freedom hereunder provided that:

          o Neither Gateway Access Solutions, Inc. nor Digital Freedom shall be relieved of their respective obligations to pay any sums of money due or payable under this agreement and;

          o If such termination or cancellation is a result of a breach hereof by a party hereto, the other party shall be entitled to pursue any and all rights and remedies it has to redress such breach in law or equity.

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8)   Relationship of Parties;

          Neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf of or binding upon the other party. Digital Freedom shall be solely responsible for all investments made or expenses incurred in connection with the establishment of operation of its business. Digital Freedom especially agrees that it will act under this Agreement as an independent contractor in accordance with the terms of this Agreement.

9) Confidentiality; This Agreement and all of the rates, terms, conditions, business plans, technology implementation and other information herein, are confidential and shall not be disclosed by either party to any other person, except as may be required by a court or government agency acting in accordance with its jurisdiction. If either party discloses such information to a person within said party's organization on a need to know basis, such person will be advised of the confidential and nondisclosable nature of said and required to abide thereby.

10) Force Majeure; Neither party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including without limitation: fire, explosion, acts of God, war, revolution, civil commotion, or acts of public enemies; ant law, order, regulation, or ordinance of any government or legal body; strikes; or delays caused by the other party or any circumstances beyond the parties reasonable control. In such event, the party affected shall, upon giving proper notice to the other, be excused from such performance to the extent of such interference.

11) Modifications by Regulatory Authorities; This Agreement shall at all times be subject to such changes or modifications by the Federal Communications Commission, the Pennsylvania Public Utilities Commission. In the event that any of these authorities requires material modification to this Agreement at any time, any adversely affected party may terminate this Agreement, without liability, upon thirty (30)days' notice to the other given no later than sixty (60) days after that date such modification is required.

12) Assignment -Digital Freedom; This agreement shall inure to the benefit of and be binding upon Digital Freedom and its successors and assigns but shall not be assignable by Digital Freedom without the written consent of Gateway Access Solutions, Inc. In the event Digital Freedom wishes to delegate the performance on any of its obligations hereunder to a third party, Digital Freedom must first obtain written consent of Gateway Access Solutions, Inc., which consent shall not be unreasonably withheld. Gateway Access Solutions, Inc. reserves the right to approve all terms of such delegation. Any such purported assignment or delegation without written consent shall be voidable by Gateway Access Solutions, Inc. and will then be of no effect.

13) Assignment Gateway Access Solutions, Inc.; This agreement shall inure to the benefit of and be binding upon Gateway Access Solutions, Inc. and its successors and assigns but shall not be assignable by Gateway Access
     Solutions, Inc. without the written consent of Digital Freedom, which consent shall not be unreasonably withheld, except that Gateway Access Solutions, Inc. may assign this Agreement or delegate its performance hereunder in whole or in part to a directly or indirectly majority-owned subsidiary of Gateway Access Solutions, Inc. or to a party acquiring substantially all of Gateway Access Solutions, Inc.'s business and assuming all of its obligations and liabilities including those of this Agreement.

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14)  Third Party Sales;  Digital  Freedom  understands  and accepts that Gateway
     Access  Solutions,   Inc.  cannot  prevent  third  parties  from  providing
     unlicensed wireless services that are neither subsidiaries nor affiliates of Gateway Access Solutions, Inc. in the coverage area, nor shall Gateway Access Solutions, Inc. have any obligation to Digital Freedom or otherwise with respect to such sales.

15) Notices; Any notices, requests, demands or other communications required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail, postage prepaid, or when deposited with a recognized package delivery service company for transmittal, charges prepaid, addressed:

     a)   In the case of Gateway Access Solutions, Inc. to:

          Andrew C. Nester
          President/CEO
          701 Bloom Street, "C"
          Danville, CA 17821

     b)   In the case of Digital Freedom to:

          Bradley G. Stevens
          President
          321 Spruce Street, Suite 200
          Scranton, PA 18503

     Or to such other persons or address as either company may from time to time furnish the other.

16) No Implied Waivers; The failure of either party at anytime to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.


17) Arbitration; Attorney's Fees; If any dispute arises out of or in connection with this Agreement, the parties agree to submit to arbitration before and arbitrator knowledgeable in the telecommunications industry. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association with the exception that the rules of evidence and the rules of civil procedures shall not apply. If the parties cannot agree on an arbitrator, each party shall choose an arbitrator and the two arbitrators shall choose a third arbitrator. The three arbitrators shall then conduct arbitration. The award of the arbitrators may include costs of the arbitration and reasonable attorney's fees incurred in connection with any dispute.

18) Waiver of Right to Trial by Jury; Each party waives the right to a trial by jury in any lawsuit based on or arising out of this Agreement.

19) Controlling Law; The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the state of Pennsylvania, the state under which this Agreement is being executed. It


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19)  Controlling  Law - continued

     is understood, however, that this is a general form of agreement, designed for use in the United States wherever Gateway Access Solutions, Inc. may desire to sell its services and that any provision hereunder that in any way contravenes the laws of any state or jurisdiction shall be deemed not to be part of this Agreement therein. However, all other terms of this Agreement shall remain in force.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized and empowered officers and representatives as of August 25, 2003.


Gateway Access Solutions, Inc.      Digital Freedom

By: /s/Andrew C. Nester             By: /s/Bradley G. Stevens
    -------------------                 ---------------------
Name:  Andrew C. Nester             Name:  Bradley G. Stevens
Title: President/CEO                Title: President
Date:  September 15, 2003           Date:  September 15, 2003



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                                   EXHIBIT "A"
                                  Coverage Area


Private Label area:

       Scranton, PA

Reseller Coverage Area:

       Wilkes-Barre, PA PoP coverage area
       Stroudsburg PA

Exclusion: (To be reviewed from time to time)

       Geisinger Health System, Hospitals, Clinics, Doctors, Transcriptionists



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